Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Fourth Quarter and Full Year 2009 Results
—  Fourth Quarter 2009 Same Store Sales Increased 2.5%
—  Fourth Quarter 2009 Earnings Per Share Increased 4% Over Fourth Quarter 2008 Non-GAAP Earnings Per Share
—  Company Ended 2009 Without Any Outstanding Borrowings Under Its Credit Facility and Increased Its Cash Position from $75 million to $226 million year over year
PITTSBURGH, Pa., March 9, 2010 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the fourth quarter and full year ended January 30, 2010.
Fourth Quarter Results
The Company reported consolidated net income for the fourth quarter ended January 30, 2010 of $67.4 million, or $0.56 per diluted share (GAAP and non-GAAP). For the fourth quarter ended January 31, 2009, the Company reported consolidated non-GAAP net income of $62.2 million, or $0.54 per diluted share. Non-GAAP earnings exclude a non-cash impairment charge and merger and integration costs. On a GAAP basis, the Company reported a consolidated net loss for the fourth quarter ended January 31, 2009 of $105.6 million, or $0.94 per diluted share.
Net sales for the fourth quarter of 2009 increased by 10.7% to $1.3 billion due primarily to a 2.5% increase in consolidated comparable store sales, the opening of new stores and the addition of e-commerce sales. The 2.5% consolidated same store sales increase consisted of a 2.4% increase in Dick’s Sporting Goods stores and a 5.9% increase in Golf Galaxy stores.
“Despite the difficult economic environment of 2009, our associates successfully generated more sales, effectively managed inventory levels, and continued to exercise financial discipline. As a result, we generated higher profits, leveraged expenses, further strengthened our balance sheet and believe we gained market share in 2009, ” said Edward W. Stack, Chairman and CEO. “Looking to 2010, we expect to generate double-digit earnings growth and positive operating cash flow while further investing in the long-term growth of the company.”
Stores
In 2009, the Company opened 24 new Dick’s Sporting Goods stores, relocated one Dick’s Sporting Goods store, closed one Dick’s Sporting Goods store, opened one new Golf Galaxy store, converted the Golf Shop to a Golf Galaxy store, closed two Chick’s Sporting Goods stores and converted the remaining Chick’s Sporting Goods stores to Dick’s Sporting Goods stores.
As of January 30, 2010, the Company operated 419 Dick’s Sporting Goods stores in 40 states, with approximately 23.3 million square feet and 91 Golf Galaxy stores in 31 states, with approximately 1.5 million square feet.

Balance Sheet
The Company ended the fiscal year with a strong balance sheet, including $225.6 million in cash and cash equivalents and no outstanding borrowings under its $440 million Credit Agreement. In the first quarter of 2009, the Company repaid $172.5 million for its senior convertible notes and during fiscal 2009 increased its net cash position by $324 million. At the end of 2009, the balance sheet included financing lease obligations of $131 million, which reflects the accounting for the Company’s new headquarters, now referred to as its Store Support Center. Excluding inventory related to its e-commerce business, inventory per square foot declined 0.8% at the end of the fiscal 2009 compared to the end of fiscal 2008.
Full Year Results
The Company reported consolidated non-GAAP net income for the 52 weeks ended January 30, 2010 of $141.4 million, or $1.20 per diluted share. For the 52 weeks ended January 31, 2009, the Company reported consolidated non-GAAP net income of $134.1 million, or $1.15 per diluted share. Non-GAAP earnings exclude merger and integration costs and a non-cash impairment charge.
On a GAAP basis, the Company reported consolidated net income for the 52 weeks ended January 30, 2010 of $135.4 million, or $1.15 per diluted share, compared to a net loss of $39.9 million, or $0.36 per diluted share for the 52 weeks ended January 31, 2009. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliation.”
Net sales increased 6.8% to $4.4 billion primarily due to the opening of new stores and the addition of e-commerce sales, partially offset by a consolidated comparable store sales decrease of 1.4%.
Current 2010 Outlook
The Company’s current outlook for 2010 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
❖	Full Year 2010
•	Based on an estimated 120 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.32 – 1.35. For the full year 2009, the Company reported consolidated earnings per diluted share of $1.20, excluding merger and integration costs. On a GAAP basis, the Company reported consolidated earnings per diluted share of $1.15 in 2009.

•	Consolidated comparable store sales are currently expected to increase approximately 2 to 3% compared to a 1.4% decrease in 2009. The comparable store sales calculation for the full year 2010 includes Dick’s Sporting Goods stores, Golf Galaxy stores and e-commerce business. The comparable store sales calculation for the full year 2009 included Dick’s Sporting Goods stores and Golf Galaxy stores only. The comparable store sales calculation for both 2009 and 2010 exclude converted Chick’s Sporting Goods stores, which will enter the annual comparable store sales calculation in 2011.

•	The Company currently expects to open at least 24 new Dick’s Sporting Goods stores and approximately five new Golf Galaxy stores.

❖	First Quarter 2010
•	Based on an estimated 120 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.12 - 0.13 in the first quarter of 2010. In the first quarter of 2009, the Company reported earnings per diluted share of $0.11, excluding merger and integration costs. On a GAAP basis for the first quarter of 2009, the Company reported earnings per diluted share of $0.09.

•	Consolidated comparable store sales are expected to increase approximately 2 to 3% compared to a 6% decrease in the first quarter last year. The comparable store sales calculation for the first quarter 2010 includes Dick’s Sporting Goods stores, Golf Galaxy stores and e-commerce. The comparable store sales calculation for the first quarter 2009 includes Dick’s Sporting Goods stores and Golf Galaxy stores only. The comparable store sales calculation for both the first quarter of 2009 and 2010 exclude converted Chick’s Sporting Goods stores, which will enter the quarterly comparable store sales calculation in the third quarter of 2010.

•	The Company expects to open approximately five new Dick’s Sporting Goods stores in the first quarter.
New Accounting Pronouncement
In May 2008, the FASB issued new accounting guidance, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. This accounting standard impacted the Company’s senior convertible notes and required the Company to recognize additional non-cash interest expense based on the market rate for similar debt instruments without the conversion feature. This guidance was effective for fiscal periods beginning in 2009 and required retrospective application. The Company adopted this accounting standard in the first quarter of 2009, and accordingly, the prior periods’ financial statements included herein have been adjusted. Adoption of this standard reduced previously reported earnings per diluted share for the fourth quarter and full year fiscal 2008 by $0.01 and $0.04, respectively.
Conference Call Info
The Company will be hosting a conference call today at 10:00 a.m. eastern time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the web cast will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 80150628. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, the current economic and financial downturn and its effect on consumer spending, changes in macro economic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise sold by the Company, potential volatility in our stock price and the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets, changes in consumer demand, the retailing environment and customer preferences and spending habits, competitive pressures, pricing and promotional activities of competitors, changes in law and regulation including consumer protection and labor, currency exchange rate fluctuations, weather conditions, litigation, risks and costs associated with combining businesses and/or assimilating acquired companies and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 as filed with the Securities and Exchange Commission on March 20, 2009, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of January 30, 2010 the Company operated 419 Dick’s Sporting Goods stores in 40 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, Inc., a multi-channel golf specialty retailer, with 91 stores in 31 states, e-commerce websites and catalog operations.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, EVP — Finance, Administration and Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	January 30,		January 31,
	2010	% of Sales	2009	% of Sales (1)
			Adjusted
Net sales	$1,336,590	100.00%	$1,207,531	100.00%
Cost of goods sold, including occupancy and distribution costs	946,809	70.84	855,348	70.83

GROSS PROFIT	389,781	29.16	352,183	29.17

Selling, general and administrative expenses	276,727	20.70	241,676	20.01
Impairment of goodwill and other intangible assets	—	—	164,255	13.60
Impairment of store assets	—	—	29,095	2.41
Merger and integration costs	—	—	9,903	0.82
Pre-opening expenses	(15)	(0.00)	126	0.01

INCOME (LOSS) FROM OPERATIONS	113,069	8.46	(92,872)	(7.69)

Interest expense, net	541	0.04	6,000	0.50

INCOME (LOSS) BEFORE INCOME TAXES	112,528	8.42	(98,872)	(8.19)

Provision for income taxes	45,168	3.38	6,721	0.56

NET INCOME (LOSS)	$67,360	5.04%	$(105,593)	(8.74)%

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.59		$(0.94)
Diluted	$0.56		$(0.94)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	114,640		112,115
Diluted	119,666		112,115

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

	52 Weeks Ended
	January 30,	% of	January 31,	% of
	2010	Sales	2009	Sales (1)
			Adjusted
Net sales	$4,412,835	100.00%	$4,130,128	100.00%
Cost of goods sold, including occupancy and distribution costs	3,195,899	72.42	2,946,079	71.33

GROSS PROFIT	1,216,936	27.58	1,184,049	28.67

Selling, general and administrative expenses	972,025	22.03	928,170	22.47
Impairment of goodwill and other intangible assets	—	—	164,255	3.98
Impairment of store assets	—	—	29,095	0.70
Merger and integration costs	10,113	0.23	15,877	0.38
Pre-opening expenses	9,227	0.21	16,272	0.39

INCOME FROM OPERATIONS	225,571	5.11	30,380	0.74

Gain on sale of asset	—	—	(2,356)	(0.06)
Interest expense, net	2,395	0.05	18,915	0.46

INCOME BEFORE INCOME TAXES	223,176	5.06	13,821	0.33

Provision for income taxes	87,817	1.99	53,686	1.30

NET INCOME (LOSS)	$135,359	3.07%	$(39,865)	(0.97)%

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$1.20		$(0.36)
Diluted	$1.15		$(0.36)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	113,184		111,662
Diluted	117,955		111,662

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	January 30,	January 31,
	2010	2009
		Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$225,611	$74,837
Accounts receivable, net	35,435	57,803
Income taxes receivable	8,420	5,638
Inventories, net	895,776	854,771
Prepaid expenses and other current assets	57,119	46,194
Deferred income taxes	—	10,621

Total current assets	1,222,361	1,049,864

Property and equipment, net	662,304	515,982
Construction in progress — leased facilities	—	52,054
Intangible assets, net	47,557	46,846
Goodwill	200,594	200,594
Other assets:
Deferred income taxes	66,089	67,709
Investments	10,880	2,629
Other	35,548	26,168

Total other assets	112,517	96,506

TOTAL ASSETS	$2,245,333	$1,961,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$431,366	$299,113
Accrued expenses	246,414	208,286
Deferred revenue and other liabilities	108,230	102,866
Income taxes payable	8,687	2,252
Current portion of other long-term debt and leasing obligations	978	606

Total current liabilities	795,675	613,123

LONG-TERM LIABILITIES:
Senior convertible notes	—	172,179
Revolving credit borrowings	—	—
Other long-term debt and leasing obligations	141,265	8,758
Non-cash obligations for construction in progress — leased facilities	—	52,054
Deferred revenue and other liabilities	225,166	222,155

Total long-term liabilities	366,431	455,146

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	898	871
Class B common stock	250	253
Additional paid-in capital	526,715	477,919
Retained earnings	548,391	413,032
Accumulated other comprehensive income	6,973	1,502

Total stockholders’ equity	1,083,227	893,577

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,245,333	$1,961,846

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	52 Weeks Ended
	January 30,	January 31,
	2010	2009
		Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$135,359	$(39,865)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	100,948	90,732
Impairment of goodwill and other intangible assets	—	164,255
Impairment of store assets	—	29,095
Amortization of discount on convertible notes	321	7,557
Deferred income taxes	9,151	(45,906)
Stock-based compensation	21,314	25,600
Excess tax benefit from stock-based compensation	(16,041)	(1,786)
Tax benefit from exercise of stock options	1,276	369
Other non-cash items	1,588	1,016
Gain on sale of asset	—	(2,356)
Changes in assets and liabilities:
Accounts receivable	6,823	3,090
Income taxes payable/receivable	19,658	(63,254)
Inventories	(41,005)	29,581
Prepaid expenses and other assets	(24,996)	(10,868)
Accounts payable	132,858	(56,709)
Accrued expenses	33,785	(7,881)
Deferred construction allowances	9,046	19,452
Deferred revenue and other liabilities	11,244	17,689

Net cash provided by operating activities	401,329	159,811

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(140,269)	(191,423)
Purchase of corporate aircraft	—	(25,107)
Proceeds from sale of corporate aircraft	—	27,463
Proceeds from sale-leaseback transactions	31,640	44,873

Net cash used in investing activities	(108,629)	(144,194)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	—	—
Purchase of convertible notes	(172,500)	—
Payments on other long-term debt and leasing obligations	(2,566)	(6,793)
Construction allowance receipts	7,022	11,874
Proceeds from sale of common stock under employee stock purchase plan	1,199	5,174
Proceeds from exercise of stock options	9,375	7,320
Excess tax benefit from stock-based compensation	16,041	1,786
Repurchase of common stock	—	(386)
Decrease in bank overdraft	(605)	(9,927)

Net cash (used in) provided by financing activities	(142,034)	9,048

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	108	(135)

NET INCREASE IN CASH AND CASH EQUIVALENTS	150,774	24,530
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	74,837	50,307

CASH AND CASH EQUIVALENTS, END OF PERIOD	$225,611	$74,837

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$(52,054)	$28,310
Accrued property and equipment	$(1,656)	$(18,986)
Cash paid for interest	$4,501	$8,021
Cash paid for income taxes	$63,378	$167,721

Store Count and Square Footage
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2009				Fiscal 2008
	Dick’s		Chick’s		Dick’s		Chick’s
	Sporting	Golf	Sporting		Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total	Goods	Galaxy	Goods	Total
Beginning stores	384	89	14	487	340	79	15	434
Q1 New	9	1	—	10	8	4	—	12
Q2 New	4	—	—	4	9	1	—	10
Q3 New	11	—	—	11	26	1	—	27
Q4 New	—	—	—	—	—	4	—	4

	408	90	14	512	383	89	15	487

Closed	(1)	—	(2)	(3)	—	—	—	—

Converted	12	1	(12)	1	1	—	(1)	—

Ending stores	419	91	—	510	384	89	14	487

Relocated stores	1	—	—	—	1	—	—	1

Square Footage:
(in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2008	19.5	1.3	0.8	21.6
Q2 2008	20.0	1.3	0.8	22.1
Q3 2008	21.4	1.4	0.7	23.5
Q4 2008	21.4	1.5	0.7	23.6

Q1 2009	22.0	1.5	0.6	24.1
Q2 2009	22.7	1.5	—	24.2
Q3 2009	23.4	1.5	—	24.9
Q4 2009	23.3	1.5	—	24.8

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for merger and integration costs, pro-forma comparable store sales, inventory per square foot, adjusted for e-commerce inventory, earnings before interest, taxes and depreciation (“EBITDA”) as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Non-GAAP Net Income and Earnings Per Share Reconciliation
(in thousands, except per share data):

	52 Weeks Ended January 30, 2010
		Merger and
	As	Integration	Non-GAAP
	Reported	Costs	Total
Net sales	$4,412,835	$—	$4,412,835
Cost of goods sold, including occupancy and distribution costs	3,195,899	—	3,195,899

GROSS PROFIT	1,216,936	—	1,216,936

Selling, general and administrative expenses	972,025	—	972,025
Merger and integration costs	10,113	(10,113)	—
Pre-opening expenses	9,227	—	9,227

INCOME FROM OPERATIONS	225,571	10,113	235,684

Interest expense, net	2,395	—	2,395

INCOME BEFORE INCOME TAXES	223,176	10,113	233,289

Provision for income taxes	87,817	4,045	91,862

NET INCOME	$135,359	$6,068	$141,427

EARNINGS PER COMMON SHARE:
Basic	$1.20		$1.25
Diluted	$1.15		$1.20
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	113,184		113,184
Diluted	117,955		117,955
Refer to the Company’s press release dated March 10, 2009 announcing its results for the fourth quarter and year ended January 31, 2009 for a reconciliation of non-GAAP net income and earnings per share for fiscal 2008.

Pro-forma Comparable Store Sales
The following pro-forma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy is included in the quarterly comparable store base beginning in Q2 2008, which is the first full quarter following the anniversary of the date of acquisition.

	Dick’s
	Sporting	Golf
	Goods	Galaxy	Consolidated
52 weeks ended January 31, 2009	(4.8)%	(7.7)%	(5.0)%
Inventory per Square Foot
The following inventory per square foot calculations reconcile consolidated inventory per square foot to inventory per square foot excluding inventory related to our e-commerce business.

	January 30,		January 31,
	2010		2009
Consolidated inventory	$895,776	A	$854,771	A
Less: e-commerce inventory	(6,951)		(3,132)

Inventory excluding e-commerce	888,825	C	851,639	C

Consolidated square feet	24,816	B	23,593	B

Consolidated inventory per square foot (A/B)	36.10		36.23
% decrease 2009 compared to 2008	(0.4)%

Inventory per square foot excluding e-commerce (C/B)	35.82		36.10
% decrease 2009 compared to 2008	(0.8)%
EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	January 30,	January 31,
EBITDA	2010	2009
	(dollars in thousands)
Net income (loss)	$67,360	$(105,593)
Provision for income taxes	45,168	6,721
Interest expense, net	541	6,000
Depreciation and amortization	24,989	24,906
Less: Depreciation and amortization (merger integration)	—	(1,941)
Add: Merger and integration costs	—	9,903
Add: Impairment of goodwill and other intangible assets	—	164,255
Add: Impairment of store assets	—	29,095

EBITDA	$138,058	$133,346

% increase in EBITDA	4%

	52 Weeks Ended
	January 30,	January 31,
EBITDA	2010	2009
	(dollars in thousands)
Net income (loss)	$135,359	$(39,865)
Provision for income taxes	87,817	53,686
Interest expense, net	2,395	18,915
Depreciation and amortization	100,948	90,732
Less: Depreciation and amortization (merger integration)	(2,478)	(2,392)
Add: Merger and integration costs	10,113	15,877
Less: Gain on sale of asset	—	(2,356)
Add: Impairment of goodwill and other intangible assets	—	164,255
Add: Impairment of store assets	—	29,095

EBITDA	$334,154	$327,947

% increase in EBITDA	2%
Reconciliation of Gross Capital Expenditures to Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	52 Weeks Ended
	January 30,	January 31,
	2010	2009
	(dollars in thousands)
Gross capital expenditures	$(140,269)	$(191,423)
Proceeds from sale-leaseback transactions	31,640	44,873
Changes in deferred construction allowances	9,046	19,452
Construction allowance receipts	7,022	11,874

Net capital expenditures	$(92,561)	$(115,224)